EXHIBIT 10.2

                              CONSULTING AGREEMENT
                                     BETWEEN
                            OPTRON TECHNOLOGIES, INC.
                                       AND
                              THE WATLEY GROUP, LLC


     THIS CONSULTING AGREEMENT (the "Agreement") is entered into as of the 14th day of February, 2004, by and between the following parties (hereinafter collectively referred to as the "Parties"):

    The Watley Group, LLC, a California limited liability company ("Watley")

                                       AND

           Optron Technologies, Inc., a Nevada corporation ("Optron").

                                    RECITALS

     WHEREAS, Optron, directly or through one or more of its affiliates currently intends to enter into a business combination transaction (the Transaction") with Cadogan Investments Limited (with its subsidiary, Optron
(Pty) Ltd, a South African company) and Cetalon Corporation, a Nevada corporation, or an alternative publicly tradable company (following the closing of the Transaction, Cetalon (or such alternative company) and Optron are referred to herein as the "Public Company") and, thereafter, to list the Public Company's shares of common stock (the "Common Stock") on a nationally recognized stock exchange or to request a market-maker to commence quotations of the Common Stock on an electronic exchange medium;

     WHEREAS,   Optron  would  like   assistance   with  the  financing  of  the
Transaction;

     WHEREAS, Optron would like assistance with expansion of its business;

     WHEREAS, Optron desires that both it and the Public Company receive the benefits of this Agreement following the closing of the Transaction;

                                       AND

     WHEREAS, Watley is a management consulting and advisory firm with management consulting expertise and has relationships and contacts that may assist the Public Company in closing the Transaction and achieving its business plan and financing needs;

     WHEREAS, Watley would like to enjoy the benefits of this Agreement with both Optron and the Public Company following the closing of the Transaction;

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending legally to be bound, hereby agree as follows

                                    SERVICES

     1. If requested by Optron or the Public Company, Watley shall cause Anthony Bryan to serve as non-executive Chairman of the Board or as a non-executive Director of either or both of Optron or the Public Company. Such appointments will be subject to (i) the approval of the Board of Directors of Optron or the Public Company, as relevant, and (ii) such entity obtaining a D&O insurance policy, reasonably acceptable to Mr. A. Bryan, of not less than $5,000,000 of coverage, unless waived by Mr. A. Bryan.

     2. If Requested by Optron or the Public Company, Watley shall cause John Bryan to serve as Chief Executive Officer of Optron until the closing of the Transaction. Such appointment will be subject to the approval of the Board of Directors of Optron.

     3. In August of 2003, in anticipation of the closing of the Transaction and for the benefit of Optron and the Public Company, Watley conducted a two-day strategic planning seminar with Optron (Pty) Ltd's senior management, directors, and consultants. Thereafter, but prior to the effective date of this Agreement, Watley has continued to provide various management consulting, strategic plan, and prospective operations services.

     4. If requested by Optron or the Public Company, Watley shall provide advice and assistance in the preparation and periodic updating of a strategic plan designed to optimize such entity's business and value for its stockholders, which strategic plan shall be suitable for presentation to financial and securities analysts and to such entity's current stockholders, as well as to prospective investors.

     5. In connection with the strategic plan, Watley shall provide advice and assistance recommend alternative organizational structures and assignments of responsibilities.

     6. During the term hereof, Watley shall act as a management consultant to Optron or the Public Company, as relevant.

     7. During the term hereof, Watley shall act as the exclusive financial consultant to Optron and, following the closing of the Transaction, the Public Company.

     8. If requested by Optron, Watley shall use commercially reasonable efforts to assist Optron in its efforts to identify prospective investors to obtain up to $2,500,000 of equity not later than 60 days from the date of this Agreement, on terms and conditions reasonably acceptable to, and subject to the approval of, the Board of Directors of Optron.

     9. If requested by Optron or the Public Company, as relevant, Watley shall use commercially reasonable efforts to assist such entity in its efforts to identify prospective investors to obtain up to an additional $10,000,000 of debt or equity financing in one or more tranches, on terms and conditions reasonably acceptable to, and subject to the approval of, the Board of Directors of such entity. Watley shall analyze and quantify alternative structures for equity, debt, or quasi-equity financing that are designed to meet 'such entity's growth plan in accordance its strategic plan.

     10. If requested by Optron or the Public Company, as relevant, Watley shall provide advice and assistance to such entity regarding negotiations with lenders or leasing companies for the placement of any commercial debt, subordinated debt, mezzanine debt, other debt facility, or leasing facility.

     11. If requested by Optron or the Public Company, as relevant, Watley shall assist such entity's management, attorneys, and accountants with the preparation of the various documents to be utilized with respect to Optron's or the Public Company's debt or equity capital raising or leasing activities.

     12. If requested by Optron or the Public Company, as relevant, Watley shall provide advice and assistance to such entity in respect of all aspects of the merger or acquisition process, from identifying such entity's business requirements and financial abilities, to identifying prospective targets and assisting with the due diligence investigations thereof, assisting with the structure of the proposed transaction, and providing advice regarding various alternatives for financing the proposed transaction.

     13. If requested by Optron or the Public Company, as relevant, Watley shall provide advice and recommendations to such entity regarding alternative composition structures and functions of such entity's board of directors, including designing codes of conduct and ethics, trading policies, and rules to implement good corporate governance.

     14. If requested by Optron or the Public Company, as relevant, Watley shall provide advice regarding adequate D&O insurance to protect and indemnify the officers, directors, and such entity.

                      TERM, CONDITIONS, FEES, AND PAYMENTS

     1. The initial term of this Agreement is 24 months. This Agreement shall be automatically renewed for an additional 12-month period unless either Party provides the other with written notice of non-renewal not later than six months prior to the expiration of the initial term hereof.

     2. Upon Anthony Bryan's commencement of service as a director or Chairman of the Board of Directors of Optron or the Public Company, as relevant, such entity shall grant to Mr. A. Bryan 50,000 shares of such entity's common stock. Further. During the term of his service, such entity shall pay directly to Mr.
A. Bryan his out-of-pocket expenses, plus a fee of $5,000 per month directly to him.

     3. Optron shall reimburse Watley for all of its out-of-pocket, third-party legal, accounting, and research expenses incurred that directly relate to the Transaction.

     4. Optron or the Public Company, as relevant, shall reimburse Watley for all authorized expenses.

     5. Optron or the Public Company, as relevant, shall pay to Watley a fee for the services described in Section 9, above, in cash at the closing of such an equity, debt, or quasi-equity financing. Such fees shall be equivalent to ten percent (10%) of the first $10,000,000 of aggregate gross proceeds of such financing and seven and one-half percent (7 1/2%) of any amount of aggregate gross proceeds of such financing in excess of $10,000,000. This fee applies to any equity, debt, or quasi-equity financing transactions that close during the term of this Agreement or within twelve months thereafter if the party making equity, debt, or quasi-equity investment was introduced to Optron or the Public Company, as relevant, during the term hereof.

     6. Optron or the Public Company, as relevant, will pay to Watley a fee for the services described in Section 10, above, in cash at the closing of such a commercial loan or lease transaction. Such fees shall be equivalent to four percent (4%) of the first $5,000,000 of borrowings or lease transactions in favor of Optron or the Public Company, as relevant, and two and one-half percent (2 1/2%) of any amount of borrowings or lease transactions in excess of $5,000,000. This fee applies to any borrowings or lease transactions that close during the term of this Agreement or within twelve months thereafter if the party making such loan or lease transaction was introduced to Optron or the Public Company, as relevant, during the term hereof. If warrants or other equity or quasi-equity structures are granted or issued in connection with such a borrowing or lease transaction lenders or lessors, Optron or the Public Company, as relevant, will pay a fee to Watley equivalent to ten percent (10%) of the total amount of funds received by Optron or the Public Company upon the exercise of the warrants and for the warrants, equity or quasi-equity, on an as-received by Optron or the Public Company as relevant, basis.

     7. Optron or the Public Company, as relevant, will pay to Watley a fee for the services described in Section 12, above, in cash at the closing of such a merger or acquisition. Such fees shall be equivalent to five percent (5%) of the first $5,000,000 of enterprise value of such merger or acquisition and two and one-half percent (2 1/2%) of any amount of enterprise value in excess of $5,000,000.

     8. As of the closing of the Transaction and in connection with such closing, Optron will cause the Public Company to assume all of Optron's obligations hereunder. This Section 8 shall not act as a novation of Optron's obligations under this Agreement, such that notwithstanding such assumption, Optron shall remain liable, jointly and severally, therefor and, upon the request of Watley, shall execute such documents as Watley may reasonably request such that Optron shall become an absolute guarantor of any obligations hereunder incurred by the Public Company.

                           DISPUTES AND CONTROVERSIES

     The Parties agree that all disputes, claims, and other matters in controversy arising out of or relating to this Agreement, or the performance or breach thereof, shall be submitted to binding arbitration in accordance with the provisions and procedures of this paragraph; PROVIDED, HOWEVER, that the arbitrator shall not be empowered to award punitive, exemplary or consequential damages.

     Any arbitration shall be held in Los Angeles, California, in accordance with applicable law except as provided to the contrary hereunder. Such arbitration shall be held before and decided by a single neutral arbitrator. The single neutral arbitrator shall be selected from a list of retired judges of the Court of Los Angeles by a process mutually agreed upon by the parties.

     The parties shall mutually agree upon the date and location of the arbitration subject to the availability of the arbitrator, except that the arbitrator shall give not less than (30) days notice of the hearing unless the parties mutually agree to shorten time for notice.

     The parties shall be entitled to undertake discovery in the arbitration in accordance with California law. In conjunction with these processes, the parties shall be entitled to request and obtain production of documents in discovery in the arbitration in accordance with the same rights, remedies and procedures, and shall be subject to all of the same duties, liabilities and obligations as if the subject matter of the arbitration were pending in a civil action before a Superior Court of the State of California. The parties hereby agree that any discovery taken hereunder shall be permitted without first securing leave of the arbitrator and shall be kept to a reasonable minimum.

     The decision of the arbitrator appointed pursuant to this Agreement shall be final and binding.

     The  arbitration   proceedings   themselves  and  any  discovery  taken  in
connection with the arbitration, shall be kept strictly confidential and, unless required by law or court order, shall not be disclosed to any third party.

     The arbitrator may award to any prevailing party, as determined by the arbitrator, part or all of the prevailing party's costs and fees. "Cost and fees" means all reasonable pre-award expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as photocopy, telecopy and telephone charges, witness fees and attorneys' fees.

                                 CONFIDENTIALITY

     Watley acknowledges and agrees that it will receive and become aware of certain information which is proprietary to Optron and the Public Company, including, without limitation, prices, costs, personnel, knowledge, data and techniques, other non-public information concerning the business or finances of Optron and the Public Company, and other information the disclosure of which might harm or destroy the competitive advantage of Optron and the Public Company (all of the foregoing shall hereinafter be referred to as the "Proprietary Information"). Notwithstanding the foregoing, the Proprietary Information shall not include any information which is generally known or becomes part of the public domain through no fault of Watley, or is required to be disclosed in the context of any administrative or judicial proceeding.

     Watley agrees that it will not, directly or indirectly, disclose any Proprietary Information to third parties, copy or use any Proprietary
Information, or publish any Proprietary Information, except for the purpose of fulfilling its obligations to Optron and the Public Company.

                                 INDEMNIFICATION

     Except as may be prohibited by applicable law, Optron and the Public Company shall indemnify and hold harmless Watley including each member, Executive Committee member and officer thereof, their respective partners, officers, directors, shareholders and trustees and the partners, officers, directors, shareholders and trustees of such parties and in the discretion of the Executive Committee, may indemnify and hold harmless any affiliate thereof, and any employee or agent of, or adviser to, each member, Executive Committee member and officer, and their respective Affiliates (such persons, to the extent they are required to be indemnified hereunder or are provided indemnity hereunder by the Executive Committee, are herein collectively referred to as "Indemnified Parties") from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of and nature (including reasonable attorneys' fees and expenses), judgments, fines, settlements and other amounts (collectively, the "Liabilities") arising from, or related or incidental to, any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such Indemnified Party may be involved, or threatened to be involved, as a party or otherwise, and arising out of or related to this Agreement or the services to be provided by Watley under this Agreement, including, without limitation, liabilities under Nevada law if such Indemnified Party acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the interests of Optron or the Public Company, as relevant, and, with respect to any criminal proceeding, did not in good faith believe its conduct was unlawful; PROVIDED, HOWEVER, that such Indemnified Party shall not be indemnified against any such Liabilities and the Indemnified Party shall repay all amounts previously advanced by Optron or the Public Company, as relevant, pursuant hereto, that were caused by such Indemnified. Party's actual fraud, gross negligence or wanton or willful misconduct, unless the court in which such proceeding was brought shall determine the Indemnified Party is fairly and reasonably entitled to indemnify, in which case such indemnification shall be provided only to the extent permitted by such court. Notwithstanding the foregoing, to the extent that an Indemnified Party has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in connection with any appeal therein, or in defense of any claim, issue or matter therein, Optron or the Public Company, as relevant, shall indemnify such Indemnified Party against the expenses, including, without limitation, reasonable attorneys' and accountants' fees and expenses, incurred by such Indemnified Party in connection therewith. The termination of any pending or threatened action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnified Party did not satisfy standards indemnification set forth in this paragraph.

     Liabilities incurred by any Indemnified Party in defending any pending or threatened claim, demand, action, suit or proceeding shall, from time to time, be paid by the Company in advance of the final disposition or settlement of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Party to repay such amounts (or a proportionate share of such amounts determined in accordance with the following paragraph, if applicable) if it is ultimately determined that the Indemnified Party is not to be indemnified by Optron or the Public Company, as relevant, as provided in this Agreement.

     If for any reason (other than the gross negligence or the wanton or willful misconduct or bad faith of the Indemnified Party), the foregoing indemnification is unavailable to such Indemnified Party, then Optron or the Public Company, as relevant, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits received by Optron or the Public Company, as relevant, on the one hand, and such Indemnified Party on the other hand, but also the relative fault of Optron or the Public Company, as relevant, and such Indemnified Party, as well as any relevant equitable considerations.

     The indemnification (or contribution) and advancement of amounts provided by this Agreement shall not be deemed exclusive of, but shall be in addition to, any other rights to which those persons seeking indemnification (or contribution) or advancement of amounts may otherwise be entitled and shall continue as to any Indemnified Party notwithstanding the dissolution or other cessation to exist of such Indemnified Party or the withdrawal, adjudication of bankruptcy or insolvency of such Indemnified Party, such Indemnified Party's no longer serving m the capacity entitling it to indemnification under the provisions of this Agreement or the dissolution of Optron or the Public Company, as relevant.

     The advancement, indemnity and contribution obligations of Optron and the Public Company, as relevant, under this Agreement shall be in addition to any obligation that such entity may otherwise have, shall be binding upon and inure to the benefit of any successors assigns, heirs and personal representatives of such entity and each of the Indemnified Parties and shall not be deemed to create any rights for the benefit of any other party. The provisions of this paragraph shall survive any termination of this Agreement.

     This Agreement shall constitute the whole and entire agreement of the Parties hereto with respect to the matters set forth herein and shall not be modified or amended in any respect unless in a writing signed by all of the Parties.

     This Agreement is governed by and to be construed in accordance with the laws of the State of California without regard to conflict of laws principles, except that the provisions of the Nevada General Corporation Law shall apply to the conduct of and indemnification in favor of officers and directors of Optron or the Public Company, as relevant, in lieu of the California Corporations Code for such persons.

THE WATLEY GROUP, LLC                         OPTRON TECHNOLOGIES, INC.



By:                                           By:
    -------------------------                     --------------------------
    Anthony J.A. Bryan, Jr.                       Anthony J.A. Bryan, Jr.